Exhibit 10.8

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”), dated as of April 16, 2008, by and between IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Aim Capital Corporation d/b/a Barry Kaplan Associates, a corporation organized and existing under the laws of New Jersey (“Kaplan”).

WITNESSETH

WHEREAS, the Company and Kaplan are parties to the Agreement to Services, dated September 1, 2005 (the “Agreement”), pursuant to which Kaplan provides investor relation services to the Company;

WHEREAS, the parties wish to amend the Agreement to pay five months of services or $30,000 for the period of January 1, 2008 thru May 31, 2008 by issuing 120,000 shares of restricted IA Global, Inc. common stock based on $0.25 per share, the close price on April 7, 2008, the date the Agreement was agreed. The restricted shares will be issued on one certificate within 30 days of the date of this Amendment Agreement. As of June 1, 2008, payment of fees and expenses will revert back to terms of September 1, 2005 Agreement.

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Parties hereby agree as follows:

The parties hereby amend the Agreement to pay five months of services or $30,000 for the period of January 1, 2008 thru May 31, 2008 by issuing 120,000 shares of restricted IA Global, Inc. common stock based on $0.25 per share, the close price on April 7, 2008, the date the Amendment Agreement was agreed. The Company hereby agrees to register the shares on its next S3.

The Agreement and the Amendment are the only agreements between the parties and does not otherwise change the terms, conditions, etc. of the Agreement signed September 1, 2005.

This Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same document.

The foregoing Amendment is hereby executed effective as of the date first set forth above.

IA Global, Inc.	Aim Capital Corporation

/s/ Derek Schneideman	/s/ Barry Kaplan
Derek Schneideman, CEO	Barry Kaplan, President